Exhibit 23.2

Deloitte & Touche LLP Suite 3300 1100 Walnut Street Kansas City, MO 64106-2129 USA Tel: +1816 474 6180 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 3, 2015, relating to the consolidated financial statements of Cartesian, Inc. and subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended January 3, 2015.

/s/ DELOITTE & TOUCHE LLP

Kansas City, MO

September 25, 2015